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                                                                    EXHIBIT 10.8


                                 AMENDMENT NO. 4
                  TO SOUTHWEST AIRLINES CO. PROFIT SHARING PLAN

         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. Profit Sharing Plan is hereby amended, effective as of December 1, 2003, in the following respects only:

         (1) Article III, Section 3.1, is hereby amended in its entirety, to read as follows:

                  "3.1 Eligibility Requirements: Every Employee on the Effective Date, who was a Member in the Prior Plan on the day before the Effective Date, shall continue to be a Member in the Plan. Except as otherwise provided herein, every other Employee shall be eligible to become a Member in the Plan as of the first Entry Date concurrent with or next following his employment commencement date or the date on which his employer became an Eligible Affiliate, whichever is later. The employment commencement date is the first day for which an Employee is entitled to be credited hereunder with an Hour of Service. Non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States shall not be eligible to participate in the Plan. Furthermore, "leased employees" (as such term is defined in Section 2.1(o) hereof) and Employees classified by the Company as interns shall not be eligible to participate in the Plan. A person who is not treated as an Employee on the Company's books and records (such as a person who as a matter of practice is treated by the Company as an independent contractor, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not treated as an Employee, despite any retroactive recharacterization."

         (2) Article IV, Section 4.1, the second paragraph, is hereby amended to read as follows:

                  "For purposes of the foregoing, ANP is the operating profit of the Company for such Plan Year. As used herein, the term 'operating profit' of the Company for any Plan Year shall mean its income for such Plan Year before income taxes, derived in accordance with generally accepted accounting principles, and as set forth in the Company's audited statement of income included in the annual report to shareholders, before provision for any contribution to this Plan, excluding (1) nonoperating or non-recurring gains or losses not arising from the Company's usual business operations, including gains or losses from the sale or exchange of capital assets, as set forth in the Company's audited statement of income or disclosed in the notes thereto, and (2) profits or losses incurred by TranStar or any separately definable division of the Company;



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         provided, however, that notwithstanding the foregoing, profits and losses incurred by Morris Air Corporation shall be taken into account for Plan Years beginning after December 31, 1993. Notwithstanding the foregoing, 'operating profit' shall be adjusted to take into account any special pre-tax gains resulting from cash grants under the Air Transportation Safety and System Stabilization Act of 2001, net of special charges arising from the events of September 11, 2001, including, but not limited to, charges resulting from refunds, write-downs of various assets due to impairment, and the deferral of aircraft firm orders and options, and shall be further adjusted to take into account any special pre-tax gains resulting from cash grants under the Emergency Wartime Supplemental Appropriations Act, 2003."

         (3) Article VIII, Section 8.2, is hereby amended to read as follows:

                  "8.2 Designation of Beneficiary: Each Member and former Member may, from time to time, designate one or more Beneficiaries and alternate Beneficiaries to receive benefits pursuant to this Article in the event of the death of such Member or former Member. Such designation shall be made in writing upon a form provided by the Committee and shall only be effective when filed with the Committee. The last such designation filed with the Committee shall control.

                  If a Member is married, his spouse shall automatically be his Beneficiary; provided, however, a Beneficiary other than his spouse may be designated if (1) his spouse consents in writing to such designation, the consent acknowledges the effect of such designation and the designation is witnessed by a member of the Committee or a notary public, or (2) it is established to the satisfaction of the Committee that there is sufficient reason why the consent may not be obtained. Notwithstanding the foregoing, divorce after the filing of a designation or designations that name the spouse as beneficiary shall be deemed to revoke such designation or designations if written notice of such divorce is received by the Committee before payment has been made in accordance with the existing designation or designations on file with the Committee."

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 4 to the Southwest Airlines Co. Profit Sharing Plan, the Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 22nd day of December, 2003.



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                                     SOUTHWEST AIRLINES CO.


                                     By:      /s/ James F. Parker
                                        ----------------------------------------
                                        James F. Parker, Chief Executive Officer
ATTEST:


        /s/ Deborah Ackerman
-------------------------------------
Deborah Ackerman, Assistant Secretary



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STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 22nd day of December, 2003, personally appeared JAMES F. PARKER, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written


                                           /s/
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas



My Commission Expires:
                      ---------------



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